UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PCSB FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 10, 2019

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of PCSB Financial Corporation. The meeting will be held at our executive offices/headquarters at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., local time.

It is important that your shares are represented at the annual meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card or voted via the Internet or by telephone.

We look forward to seeing you.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

PCSB FINANCIAL CORPORATION

2651 Strang Blvd., Suite 100

Yorktown Heights, NY 10598

(914) 248-7272

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:00 a.m., local time, on Wednesday, October 23, 2019.

PLACE	2651 Strang Blvd., Suite 100, Yorktown Heights, New York.

BUSINESS ITEMS

(1)   Elect four directors to serve for a term of three years.

(2)   Ratify the appointment of Crowe LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2020.

(3)   Transact such other business that may properly come before the meeting and at any adjournment or postponement of the meeting (Note: We are not aware of any other business to come before the meeting).

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on August 23, 2019.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors, Clifford S. Weber Corporate Secretary

Yorktown Heights, New York

September 10, 2019

PCSB FINANCIAL CORPORATION

PROXY STATEMENT

FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

PCSB Financial Corporation is providing this proxy statement to you in connection with the solicitation of proxies by its Board of Directors for use only at the 2019 annual meeting of stockholders and at any adjournment or postponement of the meeting. In this proxy statement, we may refer to PCSB Financial Corporation as “PCSB Financial,” the “Company,” “we,” “our” or “us.”

We are holding the 2019 annual meeting of stockholders at our executive offices/headquarters located at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about September 10, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON OCTOBER 23, 2019

This proxy statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at http://astproxyportal.com/ast/21339.

INFORMATION ABOUT VOTING

Who Can Vote

You are entitled to vote your shares of Company common stock that you owned as of the close of business on August 23, 2019. As of the close of business on that date, 17,715,139 shares of Company common stock were outstanding. Each share of common stock has one vote.

The Company’s Articles of Incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, more than 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held above the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Company common stock in one or more of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the PCSB Bank Employee Stock Ownership Plan (the “ESOP”); or

•	Indirectly through the PCSB Bank 401(k) Savings Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. See the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. If you want to vote your shares of Company common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you own shares of Company common stock indirectly through the ESOP or the 401(k) Plan, see “ESOP and 401(k) Plan Participant Voting” for voting information.

Quorum and Voting

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Vote Required for Proposals. Stockholders will elect four directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting, meaning that the nominees receiving the greatest number of votes will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four.

In voting on the ratification of the appointment of Crowe LLP to serve as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment, the affirmative vote of at least a majority of the votes cast at the annual meeting is required.

Counting of Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to ratify the appointment of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, you must cast your vote if you want it to count in the voting on Item 1 (Election of Directors). Current regulations prohibit your bank or broker from voting your uninstructed shares in the election of directors and on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on Item 1 (Election of Directors) on your behalf. These are referred to as broker non-votes. Your bank or broker, however, has discretion to vote any uninstructed shares on Item 2 (Ratification of Appointment of Independent Registered Public Accounting Firm).

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board of Directors unanimously recommends that you vote:

•	“FOR” all of the nominees for director; and

•	“FOR” the ratification of the appointment of Crowe LLP to serve as the independent registered public accounting firm.

We do not currently know of any other matters to be presented at the annual meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the annual meeting or any adjournments thereof.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card and for the benefit plans on the voting instruction cards. The deadline for Internet and telephone voting is 11:59 p.m., Eastern Time, on October 22, 2019.

ESOP and 401(k) Plan Participant Voting

If you participate in the ESOP or invest in Company common stock through the 401(k) Plan, you will receive a voting instruction card for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan. You may submit your voting instruction cards, or convey your voting instructions via the Internet, by telephone or by mail. Specific instructions for Internet or telephone submission are set forth on the voting instruction cards. Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. The ESOP trustee generally votes all unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the ESOP trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan a participant may direct the trustee how to vote the shares of Company common stock credited to the Participant under the plan. The Company will direct the 401(k) Plan trustee how to vote the shares of Company common stock for which timely voting instructions are not received. The deadline for returning voting instructions is October 16, 2019.

Revoking Your Proxy

Whether you vote or direct your vote by mail, telephone or via the Internet, if you are a registered stockholder or a participant in the ESOP and/or the 401(k) Plan, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary;

•	submitting a properly signed proxy card or voting instruction card with a later date;

•

voting by telephone or by Internet at a later time (if initially able to vote in that manner) so long as the later vote or voting direction is received by the applicable date and time set forth above for registered stockholders and participants in the ESOP and/or the 401(k) Plan; or

•	voting in person at the annual meeting (except for shares held in the ESOP and/or the 401(k) Plan).

If you hold your shares in “street name” through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all directors, other than Messrs. Lusardi and Roberto, are “independent” as defined in, and for purposes of satisfying the listing standards of, the Nasdaq Stock Market. Mr. Roberto is not considered independent because he is an executive officer of the Company and PCSB Bank. Mr. Lusardi is not considered independent because of the aggregate amount of legal fees paid by the Company, PCSB Bank and by borrowers of PCSB Bank to his law firm during the fiscal year ended June 30, 2019 for legal services rendered to or on behalf of the Company and PCSB Bank.

In determining the independence of our directors, the Board of Directors considered the following relationships between the Company, PCSB Bank and our directors and officers, which is not required to be disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” below. Mr. Thimm acts as a guarantor on a residential mortgage loan to a family member. Mr. Weiss also acts as a guarantor on a residential mortgage loan to a family member.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors currently combines the offices of Chairman of the Board and Chief Executive Officer, but couples it with the designation of a lead independent director to strengthen the Company’s governance structure. The Board of Directors believes this structure provides an efficient and effective leadership model for the Company. Combining the offices of Chairman of the Board and Chief Executive Officer fosters clear accountability, effective decision-making, alignment on corporate strategy, and a clear and direct channel of communication between senior management and the full Board of Directors. Vice Chairman Richard F. Weiss serves as the lead independent director. The responsibilities of the lead independent director include leading all meetings of independent directors. To assure effective independent oversight, the Board of Directors has adopted various governance practices, including holding executive sessions of the independent directors at least twice a year or more often as needed.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces various risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board of Directors, as a whole, and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chief Risk Officer and other members of senior management meet quarterly with the Risk Committee of the Board of Directors to discuss the risks facing the Company. The Chairman of the Risk Committee reports the Risk Committee’s proceedings and recommendations to the full Board of Directors. Senior management attends Board meetings and is available to address any questions or concerns raised by the directors regarding risk management and any other matters. The Chairman and Vice-Chairman of the Board and the independent directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the Chairman, President and Chief Executive Officer.

Committees of the Board

The following table identifies the standing committees of the Company’s Board of Directors and their members as of June 30, 2019. All members of each committee are independent in accordance with the NASDAQ Stock Market listing requirements. Each committee operates under a written charter, which is approved by the Board of Directors and governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee charter is available at the Investor Relations section of PCSB Bank’s website (www.pcsb.com).

Name	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
William V. Cuddy, Jr.		X
Kevin B. Dwyer	X		X
Marsha Gordon			X
Willard I. Hill, Jr.	X		X
Jeffrey D. Kellogg	X	X	Chair
Robert C. Lusardi
Matthew G. McCrosson	X
Joseph D. Roberto
Karl A. Thimm		X	X
Michael T. Weber		Chair
Richard F. Weiss	Chair	X
Number of meetings in Fiscal 2019	12	5	3

Audit Committee

The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board of Directors. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Richard F. Weiss and Matthew G. McCrosson as “audit committee financial experts” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and PCSB Bank, establishes the compensation for the Company’s and PCSB Bank’s executive management, and conducts the performance review of the Chairman, President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board of Directors: (i) to identify individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) to recommend the director nominees for the next annual meeting; (iii) to implement policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) to lead the Board in its annual review of the Board’s performance; and (v) to recommend director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the Company and Bank;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence, as is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors, and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at meetings of committees on which he or she serves; length of service; the experience, skills and contributions that he or she brings to the Board of Directors; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying director nominees, the Nominating/Corporate Governance Committee relies on personal contacts of its committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by PCSB Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not used the services of an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/ Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Considerations of Recommendations by Stockholders. The policy of the Nominating/Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve as a director. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/ Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Corporate Secretary, at the main office of the Company:

1.	A statement that the writer is a stockholder and is recommending a candidate for consideration by the Nominating/Corporate Governance Committee;

2.

The name and address of the stockholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

3.

The name, address and contact information for the candidate, and the number of shares of the Company’s common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s stock ownership will be required);

4.	A statement of the candidate’s business and educational experience;

5.	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

6.	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

7.	Detailed information about any relationship or understanding between the recommending stockholder and the candidate; and

8.	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

For a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 60 days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the fiscal year ended June 30, 2019, the Company’s Board of Directors held 12 meetings and PCSB Bank’s Board of the Directors held 12 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors or of PCSB Bank’s Board of Directors and the respective committees on which such director served during fiscal 2019.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors encourages each director to attend the annual meeting of stockholders. All directors then serving attended the 2018 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Company has adopted codes of ethics and business conduct which apply to all of the Company’s and PCSB Bank’s directors, officers and employees. They are available on the Investor Relations portion of PCSB Bank’s website (www.pcsb.com).

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America (“GAAP”). The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, which include matters related to the conduct of the audit of the Company’s consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with GAAP, that the audit of the Company’s consolidated financial statements has been carried out in accordance with GAAP or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

Audit Committee of the Board of Directors

of

PCSB Financial Corporation

Richard F. Weiss, Chairman

Kevin B. Dwyer

Willard I. Hill, Jr.

Jeffrey D. Kellogg

Matthew G. McCrosson

DIRECTOR COMPENSATION

The following table sets forth for the fiscal year ended June 30, 2019, certain information as to the total remuneration we paid our directors, other than Mr. Roberto who, as Chairman, President and Chief Executive Officer, receives no additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
William V. Cuddy, Jr.	72,000	347,148	199,639	129	—	618,916
Kevin B. Dwyer	74,000	347,148	199,639	—	—	620,787
Marsha Gordon (4)	52,600	173,565	99,820	—	—	325,985
Willard I. Hill, Kr.	74,000	347,148	199,639	—	—	620,787
Jeffrey D. Kellogg	74,000	347,148	199,639	—	—	620,787
Robert C. Lusardi	74,000	347,148	199,639	641	—	621,428
Matthew G. McCrosson	74,000	347,148	199,639	22	—	620,809
Karl A. Thimm	74,000	347,148	199,639	—	—	620,787
Michael T. Weber	74,000	347,148	199,639	—	—	620,787
Richard F. Weiss	74,000	408,810	229,812	—	—	712,622

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($18.27 per share on October 24, 2018). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on October 24, 2019. As of June 30, 2019, Mr. Weiss had an outstanding stock award for 22,376 shares, Ms. Gordon had an outstanding stock award for 9,500 shares, and each other individual had an outstanding stock award for 19,001 shares.

(2)

Reflects the aggregate grant date fair value for stock options computed in accordance with FASB ASC Topic 718, using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards vest in five approximately equal installments, with the first vesting occurring on October 24, 2019. As of June 30, 2019, Mr. Weiss had an outstanding option award for 51,412 shares, Ms. Gordon had an outstanding option award for 22,331 shares, and each other individual had an outstanding option award for 44,662 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value reflected in the table.

(3)	Reflects the above market interest earned under the Director Fee Deferral Plan for the fiscal year ended June 30, 2019.
(4)

Dr. Gordon became a director effective October 1, 2018. Her lower cash compensation reflects partial year service as a director. Because she was not serving as a director on January 1, 2018, her lower stock award and option award compensation is consistent with the terms of the PCSB Financial Corporation 2018 Equity Incentive Plan.

Director Fee Deferral Plan. PCSB Bank maintains an Amended and Restated Director Fee Deferral Plan for non-employee directors. It is a non-qualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). A participant in the plan is eligible to defer a fixed percentage of the annual and periodic fees the participant would be entitled to receive by completing an election form and submitting it to PCSB Bank before initial participation, and thereafter, if desired, before the beginning of each plan year. The plan was amended in fiscal year 2018 to permit directors a one-time opportunity to invest a portion of their account balance as of the amendment date in Company common stock and to elect to defer all or a portion of their future deferrals towards the purchase of Company common stock in the plan. As of the last day of each plan year, PCSB Bank credits each participant’s account that is not invested in Company common stock with interest equal to the prime rate as reported in The Wall Street Journal on the first business day of the plan year, compounded annually, provided, that the crediting rate will not be less than 3% nor greater than 10%. If a participant fails to make an election, the participant’s account and/or future deferrals will not be invested in Company common stock and will earn interest at the rate specified. A participant’s deferred fees and earnings are held by PCSB Bank until distributed to the participant. At the time of distribution, any portion of a participant’s account that is credited in Company common stock shall be distributed to the director in Company common stock. The participants’ account balances remain subject to the claims of PCSB Bank’s creditors in the event of PCSB Bank’s insolvency until distributed to the participants.

Each participant is entitled to elect, by filing a timely election form, whether to receive payment of the participant’s account balance on either of: (i) separation from service or (ii) a specified date. In addition, the participant may elect to receive payment in installments or in a lump sum distribution. If the participant fails to make an election, the participant’s account will be distributed in a lump sum distribution at the appropriate time. In addition, if a participant dies, becomes disabled or upon the occurrence of a change in control of PCSB Bank, the participant’s benefit will be distributed in a lump sum distribution.

Director Supplemental Life Insurance Plan. PCSB Bank has adopted a Director Supplemental Life Insurance Plan for non-employee directors. Eligible directors participating in the plan are Messrs. Kellogg, McCrosson, Cuddy, Lusardi, Thimm, Dwyer, and Weiss.

The Director Supplemental Insurance Plan provides for a death benefit to the beneficiaries if the director was in service with PCSB Bank at the time of his death. During a director’s period of coverage, the director is entitled to designate the beneficiary of his death benefit under the plan. The death benefit will be the lesser of (i) $100,000 or (ii) the net death benefit. For these purposes, the “net death benefit” is defined as the net amount at risk under the policy or policies, i.e., the difference between the cash surrender value of the policy and the total proceeds payable under the policy at the death of the insured as of a given date. PCSB Bank is the sole owner of the policies covering the directors and has entered into split dollar endorsements with each director endorsing the applicable amount of death benefit to the director’s beneficiaries in the event of the director’s death. Participation in the plan terminates if: (i) the director’s service with PCSB Bank is terminated for reasons other than death or (ii) the plan is terminated.

Death Benefit Only Plan. Messrs. Hill and Weber participate in a separate Death Benefit Only Plan with PCSB Bank and do not participate in the Director Supplemental Life Insurance Plan. Under the Death Benefit Only Plan, if Messrs. Hill or Weber dies pre-retirement, his respective beneficiary is entitled to a death benefit equal to $153,850. The death benefit will be paid to their respective beneficiary in a single lump sum within 90 days following his death. Messrs. Hill’s and Weber’s participation will terminate if they terminate service as a director or if the plan is terminated. During their service, Messrs. Hill and Weber are entitled to designate their respective beneficiary or to substitute another beneficiary upon written notice to PCSB Bank.

STOCK OWNERSHIP

The following table provides information as of August 23, 2019, about the persons we know to be the beneficial owners of more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares over which the person has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
PCSB Bank Employee Stock Ownership Plan 2651 Strang Blvd., Suite 100 Yorktown Heights, NY 10598	1,445,469	8.16%

T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,476,565 (2)	8.34

Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, MN 55415	1,230,091 (3)	6.94

(1)	Based on 17,715,139 shares of common stock outstanding and entitled to vote as of August 23, 2019.
(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2019.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019.

The following table sets forth, as of August 23, 2019, certain information as to the shares of the Company’s common stock owned by:

•	each nominee for director;

•	each director continuing in office;

•	each named executive officer (as that term is defined under “Executive Compensation—Summary Compensation Table”) who does not serve as a director; and

•	all directors and executive officers as a group.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which he or she has, or shares, directly or indirectly, voting or investment power or as to which he or she has the right to acquire beneficial ownership at any time within 60 days after August 23, 2019. None of the named individuals has pledged any of his shares as collateral for a loan.

Name	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Directors:
William V. Cuddy, Jr.	62,331	(2)	*
Kevin B. Dwyer.	25,690	(3)	*
Marsha Gordon	9,949	(4)	*
Willard I. Hill, Jr.	20,190	(5)	*
Jeffrey D. Kellogg	29,190	(6)	*
Robert C. Lusardi	42,070	(7)	*
Matthew G. McCrosson	38,714	(8)	*
Joseph D. Roberto	178,515	(9)	1.0%
Karl A. Thimm	32,340	(10)	*
Michael T. Weber	29,190	(11)	*
Richard F. Weiss	32,754	(12)	*

Named Executive Officers Who Are Not Directors:
Scott D. Nogles	105,370	(13)	*
Michael P. Goldrick	63,844	(14)	*

All Directors and Executive Officers as a Group (20 persons)	915,257		5.2%

*	Represents less than 1% of the outstanding shares.
(1)	Based on 17,715,139 shares of the Company’s common stock outstanding and entitled to vote as of August 23, 2019.
(2)	Includes 19,001 shares of unvested restricted stock and 13,330 shares held through the Director Fee Deferral Plan.
(3)	Includes 19,001 shares of unvested restricted stock and 189 shares held through the Director Fee Deferral Plan.
(4)	Includes 9,500 shares of unvested restricted stock and 449 shares held through the Director Fee Deferral Plan.
(5)	Includes 1,000 shares held in an Individual Retirement Account (“IRA”), 19,001 shares of unvested restricted stock and 189 shares held through the Director Fee Deferral Plan.
(6)	Includes 5,000 shares held in an IRA, 19,001 shares of unvested restricted stock and 189 shares held through the Director Fee Deferral Plan.
(7)	Includes 20,000 shares held in an IRA, 2,500 shares held by Mr. Lusardi’s spouse, 19,001 shares of unvested restricted stock and 569 shares held through the Director Fee Deferral Plan.
(8)	Includes 19,001 shares of unvested restricted stock and 2,338 shares held through the Director Fee Deferral Plan.
(9)	Includes 34,952 shares held in the 401(k) Plan, 15,019 shares held in an IRA and 5,021 shares held in the ESOP and 123,523 shares of unvested restricted stock.
(10)	Includes 3,150 shares held by Mr. Thimm’s spouse, 19,001 shares of unvested restricted stock and 189 shares held through the Director Fee Deferral Plan.
(11)	Includes 19,001 shares of unvested restricted stock and 189 shares held through the Director Fee Deferral Plan.
(12)	Includes 10,000 shares held in an IRA, 22,376 shares of unvested restricted stock and 378 shares held through the Director Fee Deferral Plan.
(13)	Includes 19,189 shares held in the 401(k) Plan, 8,500 shares held in an IRA, 5,021 shares held in the ESOP and 72,660 shares of unvested restricted stock.
(14)	Includes 22,493 shares held in the 401(k) Plan, 5,021 shares held in the ESOP and 36,330 shares of unvested restricted stock.

BUSINESS ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Board of Directors currently consists of 11 members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. All nominees for director and all directors continuing in office currently serve as directors of the Company and PCSB Bank.

Four directors will be elected at the annual meeting. On the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Joseph D. Roberto, William V. Cuddy, Jr., Kevin B. Dwyer and Willard I. Hill, Jr. for election as directors. Each has agreed to serve and, if elected, will serve until their respective successors have been elected and qualified.

If any nominee is unable or declines to serve, the persons named in the proxy card as proxies will vote with respect to a substitute nominee designated by the current Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve or would decline to serve, if elected.

The Board unanimously recommends that stockholders vote “FOR” all of the nominees.

Information regarding the nominees for director and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The ages indicated are as of June 30, 2019. The indicated period for service as a director includes service as a director of PCSB Bank. There are no family relationships among the directors.

Board Nominees for Terms Expiring in 2022

Joseph D. Roberto, age 66 and a director since 2012, has served as President and Chief Executive Officer of PCSB Bank since January 2012 and as its Chairman of the Board since January 2012 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since its inception in 2017. He served as Chief Financial Officer of PCSB Bank from October 2005 to December 2011. His banking career spans more than 40 years serving in various financial management and executive positions for other financial institutions. Before joining PCSB Bank, he began his career at Yonkers Savings and Loan Association and served as Chief Financial Officer for both Yonkers Financial Corporation and Yonkers Savings and Loan Association, a public community bank, from 1996 to 2002. In 2004 and 2005 he served as Executive Vice President and Chief Financial Officer of Empire State Bank, a public commercial bank.

Mr. Roberto is actively involved in various organizations in both Putnam and Westchester Counties, currently serving on the boards of the Putnam Economic Development Corporation, the Putnam Hospital Center Foundation and the Westchester County Association. He is also actively involved with the American Heart Association and its Putnam Heart Walk, leading PCSB Bank’s efforts in fund raising and heart healthy awareness. Mr. Roberto has been recognized for his leadership and community involvement by many organizations including the NAACP Mount Vernon, NY Branch, the Boys and Girls Club of Mt. Vernon, NY, St. Christopher’s Inn, Garrison NY, and Sunrise Association, Pearl River, NY.

Mr. Roberto’s extensive knowledge of the banking industry and strong leadership skills provide the Board of Directors with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

William V. Cuddy, Jr., age 60 and a director since 2015, serves as Executive Vice President of CBRE, Inc. providing commercial real estate consulting and brokerage services to corporations and other institutions for over 30 years. He leads a team of professionals in providing corporate real estate services including tenant representation (regional and national), as well as agency sales and leasing. CBRE, Inc. has recognized him as its top producing broker numerous times and he was awarded the NAIOP Deal of the Year six times for various sales and lease transactions.

Mr. Cuddy’s present and past leadership positions have included serving as a director of The Burke Hospital Foundation since 2009, a director of the Burke Research Institute since 2006, and a past director (2001-2009) and Past President of The Burke Rehabilitation Hospital (2007-2009). He is a Member, Board of Stewards and Past President (2007), with the Friendly Sons of St. Patrick in Westchester County, a past Board member at Mercy College (1996-2005), and a director of the Westchester County Association since 2010. Mr. Cuddy is also a former director of CMS Bank, which was acquired by PCSB Bank in 2015.

The Board of Directors values the depth of Mr. Cuddy’s background and expertise in real estate matters. In particular, he provides the Board of Directors with an extensive knowledge of the regional commercial real estate market, and provides valuable assistance in fostering relationships with owners, investors, developers and the corporate community. He is also valued for his marketing and transaction skills.

Kevin B. Dwyer, age 57 and a director since 2013, is the owner of Dwyer Agency, LLC, a real estate agency, and of Dwyer Agency of Mahopac LLC, an insurance agency which have been providing Putnam County, New York and surrounding communities with residential and commercial real estate and insurance opportunities since 1927.

Mr. Dwyer is actively involved in many community organizations, serving on the Boards of Putnam Hospital Center Foundation, St. John’s Parish Mahopac Finance Committee, Friendly Sons of St. Patrick, Lake Mahopac Rotary, and Mahopac Chamber of Commerce. His professional organizations include New York State Commercial Association of Realtors, Hudson Valley Commercial Association of Realtors, New York State and National Association of Realtors, International Council of Shopping Centers and Independent Insurance Agents of New York State.

Mr. Dwyer’s real estate and insurance expertise provides the Board of Directors with valuable insight into the local real estate market and into the insurance needs of the Company and PCSB Bank.

Willard I. Hill, Jr., age 63 and a director since 2017, now retired, is an attorney who served as Managing Director, Chief Marketing and Communications Officer and Head of Government Relations for MBIA Inc., a major financial guarantee insurance company. He previously served on MBIA’s executive management team as global Chief Compliance Officer, and separately as Head of Investor Relations. He retired from MBIA in 2013. Earlier in his career, he was president of the government deferred compensation business at ING US Financial Services (now Voya Financial) and he held senior executive positions in the legal and business divisions at Aetna, Inc.

Mr. Hill earned his MBA from the University of Connecticut School of Business in 1991. He earned a Juris Doctor from Howard University School of Law in 1979 and a B.A. from Fisk University in 1976. He is a member of the bar in several states, including New York. He serves on the Board of Directors on the Council for Economic Education.

Mr. Hill’s expertise in corporate, insurance and financial services law, government relations and strategic communications and his leadership experience as a senior executive with public companies is a significant strategic resource for the Board of Directors.

Directors Continuing in Office with Terms Expiring in 2020

Richard F. Weiss, age 74 and a director since 2004, has been in the financial services industry for over 40 years. He is a Certified Public Accountant and a Certified Financial Planner with an emphasis on Estate and Trust planning. He works as a consultant to Weiss Financial Group and Weiss Advisory Group LLC, firms specializing in tax compliance and personal financial, estate and trust planning and compliance.

Mr. Weiss began his career working for several leading CPA firms in New York City, including S.D. Leidesdorf & Co., which subsequently merged with the current firm of Ernst & Young LLP. Before establishing his private practice, he was partner at Kamerman, Shapiro, Jacobs & Weiss, a boutique New York City-based firm specializing in international and domestic corporate taxation, estate, trust and individual planning and taxation.

Mr. Weiss serves as a board member and Treasurer of the Putnam County Housing Corp. and Chairman of the Putnam Economic Development Corporation. He also enjoys volunteering as a local broadcast television announcer for Mahopac High School sporting events.

Mr. Weiss’s extensive tax and financial expertise is an invaluable resource to PCSB Bank and he is an “audit committee financial expert” as that term is defined by Securities and Exchange Commission regulations. He serves as the Vice Chairman of the Board and as the lead independent director.

Karl A. Thimm, age 72 and a director since 2008, is the President, owner and founder of Karlen Inc. D/B/A Appliance Sales Plus, a leading Westchester-based retail and commercial appliance provider located in Somers, New York. He also sits on the Executive Board of Intercounty Appliance Corporation, a retail appliance co-op in Medford, New York. Before starting Karlen Incorporated, he served in the appliance sales division of General Electric Company where he maintained relationships with many retail companies. He sits on the board of the Putnam Hospital Center.

Mr. Thimm’s entrepreneurship and over 40 years of business experience provides the Board of Directors with insight and guidance with its small business lending and account relationships.

Michael T. Weber, age 64 and a director since 2005, now retired, was the Chief Executive Officer of Health Quest, a multi-hospital healthcare system located in the lower Hudson Valley until his retirement in 2013. Before retirement, he grew the system to a $700 million operation with multiple healthcare-related entities, including home care agencies, urgent care centers, a nursing home and physician practices, which helped in making Health Quest an industry leader it is today.

Before the start of his affiliation with Health Quest in 2007, Mr. Weber began his career in Buffalo, New York and from 1979 to 1986 he was Director of Fiscal Services at a local hospital. In 1986 he accepted the position of Chief Financial Officer at Putnam Hospital Center, Carmel, New York. During that time period he earned a Masters Degree in Healthcare Administration from Western Connecticut State University and was promoted to the hospital’s Chief Executive Officer. Over the next seven years he successfully improved the hospital’s financial position, completed several major building projects, enlarged the medical staff and enhanced the reputation of the hospital.

During his years in healthcare administration, Mr. Weber was involved in many community activities, including Chairman of the American Heart Association, committee membership with both the American Hospital Association and the NYS Healthcare Association and Chairman of the Northern Metropolitan Hospital Association. His administration and financial background provides the Board of Directors with valuable insight into our strategic planning goals.

Dr. Marsha Gordon, age 64 and a director since 2018, has served as President and Chief Executive Officer of the Business Council of Westchester (“BCW”), a leading business organization in Westchester County, New York, since 2001. As leader of the County’s largest and most influential business organization, Dr. Gordon brings more than 25 years of community, commerce and leadership to the BCW. A sought-after speaker, panelist and media expert, Dr. Gordon is widely considered to be an authority on the business climate in Westchester and is regularly the “go-to” person on legislative and regulatory issues throughout the Hudson Valley.

Governor Cuomo appointed Dr. Gordon to the executive committee of the Mid-Hudson Regional Economic Development Council, resulting in 300+ million of state dollars invested in the region; in 2014 alone $92.8 million returned to the Hudson Valley (the largest award).

Dr. Gordon serves on several Boards including the Business Council of New York State, the Westchester-Putnam Workforce Investment Board, and Yonkers STRIVE. She has been recognized for her leadership by many organizations including the New York Association for Reliable Energy, the YWCA Salute to Women and Racial Justice, and the Food Bank of Westchester. She was also named Most Influential Businessperson by Westchester Magazine.

Before her position with the BCW, Dr. Gordon served as President and Chief Executive Officer of MetroPool, a not-for-profit organization that promotes alternative transportation options in Fairfield County and the Hudson Valley. From 1991 to 1999 she led the 1000-member Greater Southern Dutchess Chamber of Commerce, where she attracted a minor league baseball team to the region.

Dr. Gordon has a BA from Brooklyn College, an MBA from Marist College and a Doctorate in Business Administration from Pace University.

Dr. Gordon’s strong leadership skills and extensive community involvement provide the Board of Directors with valuable insight into the needs of PCSB Bank’s local communities, particularly in Westchester County.

Directors Continuing in Office with Terms Expiring in 2021

Jeffrey D. Kellogg, age 70 and a director since 2011, now retired, served as the Senior Vice President of Development and Community affairs at Putnam Hospital Center and as Executive Director of the Putnam Hospital Center Foundation. In this capacity, for 21 years, he was responsible for all fund-raising initiatives as well as the hospital’s marketing and communications, public relations, volunteer/auxiliary program, community outreach and guest services department. Professionally, in 2005 he was recognized as a Fellow of the Association for Philanthropy, which is the highest level of achievement in the field of health care philanthropy.

Before his positions with Putnam Hospital Center, Mr. Kellogg began his business career building and managing a chain of a dozen area sporting goods stores throughout Westchester, Dutchess and Putnam Counties in New York, and Fairfield County in Connecticut. Throughout his career he has been active in the community and has served on many boards and held numerous leadership positions. These include positions and membership with the Putnam County Economic Development Corporation, the American Heart Association, Cornell Cooperative Extension, Grace Lutheran Church of Yorktown, the Putnam Alliance and Boy Scouts of America. Most recently, he has joined the board of Putnam Family and Community Services which services clients throughout the Hudson Valley. Mr. Kellogg holds a bachelor’s degree in Economics from St. Lawrence University and a master’s degree in Health Care Administration from Western Connecticut State University.

Mr. Kellogg’s strong leadership skills and extensive community involvement provide the Board of Directors with valuable insight into the needs of PCSB Bank’s local communities.

Robert C. Lusardi, Esq., age 65 and a director since 2012, is a partner in the law firm of Daniels, Porco and Lusardi LLP located in Carmel, New York. He practices primarily in the areas of Real Estate and Zoning Litigation, Civil Litigation, Mortgage Foreclosure and Commercial Litigation. Mr. Lusardi is admitted to practice in New York, Connecticut and the U.S. District Courts for the Southern and Eastern Districts of New York. He has served as Assistant District Attorney, Putnam County, NY, Village Attorney, Village of Nelsonville Assistant Town Attorney, Town of Philipstown, and as a member of the Town of Putnam Valley Zoning Board of Appeals. He presently serves as Special Litigation Counsel and Zoning and Planning Counsel to the Town of Putnam Valley. He is a member of the Carmel-Mahopac Chamber of Commerce, and the Putnam County and New York State Bar Associations. Mr. Lusardi attended The College of the Holy Cross where he received his B.A. and Syracuse University College of Law where he received his J.D.

Mr. Lusardi’s more than 40 years of experience in commercial and real estate litigation provides the Board of Directors with valuable experience in real estate litigation matters as well as other legal matters.

Matthew G. McCrosson, age 69 and a director since 2015, is a partner with the accounting and advisory firm of PKF O’Connor Davies, LLP where he has been employed since 2000. He provides performance improvement based advisory services in addition to organizational and operational reviews. He has assisted many clients in reviewing their technology platforms in terms of alternative systems and system selection and implementation coordination.

Before joining PKF O’Connor Davies, LLP in 2000, Mr. McCrosson was with KPMG Consulting, in the firm’s Public Services line of business. Earlier in his career, he served as chief financial officer and chief operation officer of several national and regional not-for-profit organizations. He serves on the Boards of the Business Council of Westchester and Westchester Community College Foundation. He is a past Chairman of the Westchester Community Foundation. Mr. McCrosson is a former director of CMS Bank, which was acquired by PCSB Bank in 2015.

The Board of Directors values Mr. McCrosson’s unique combination of financial and accounting expertise and knowledge of technology matters along with his designation as an “audit committee financial expert,” as that term is defined by Securities and Exchange Commission regulations.

Named Executive Officers Who Do Not Serve as Directors

The following individuals have held their current positions for at least the last five years, unless otherwise stated. The ages presented are as of June 30, 2019.

Michael P. Goldrick, age 54, has served as PCSB Bank’s Executive Vice President and Chief Lending Officer since October 2012. Before joining PCSB Bank, he held various management and executive positions in the banking industry since 1987 where he began his career at North Fork Bank & Trust Company as a loan officer. From 2001 to 2005, he was Vice President, Commercial Loans, M&T

Bank, specializing in middle market loans. From 2005 to 2008, he was Executive Vice President for Business and Professional Banking at Hudson Valley Bank, an executive position accountable for direct and indirect management of a $1.5 billion loan and $1.7 billion deposit portfolio. From 2008 to 2012, he was a Senior Vice President, Team Leader Commercial Banking for Provident Bank responsible for loan expansion into Westchester, Putnam, Bronx and Fairfield, CT. He holds an MBA in Finance from Fordham University.

Scott D. Nogles, age 49, has served as PCSB Bank’s Executive Vice President and Chief Operating Officer since July 2019. He served as Executive Vice President and Chief Financial Officer from October 2011 until July 2019. Before joining PCSB Bank, he held various financial management and executive positions for other financial institutions. He began his career in 1993 at KPMG, a big four accounting firm, and specialized in auditing community and regional banks. From 2004 to 2011, he was Executive Vice President and Chief Financial officer of New England Bank, a $700 million public community bank in Enfield, CT. He holds an MBA from the University of Connecticut and is a former CPA.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Crowe LLP served as our independent registered public accounting firm for the 2019 fiscal year. The Audit Committee has appointed Crowe LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2020, subject to ratification by stockholders. A representative of Crowe LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by at least a majority of the votes cast at the annual meeting, the Audit Committee may consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Crowe LLP to serve as the independent registered public accounting firm for the 2020 fiscal year.

Audit Fees. The following table sets forth the fees billed by Crowe LLP for the fiscal years ended June 30, 2019 and 2018:

	2019	2018
Audit fees (1)	$310,800	$299,000
Audit-related fees (2)	86,590	36,700
Tax fees (3)	18,000	31,500
All other fees	—	—

(1)	Includes fees for the audit of the consolidated financial statements and for review of interim financial information contained in the quarterly reports on Form 10-Q, and other regulatory reporting.
(2)

Includes fees for services associated with SEC registration statements or other documents filed in connection with securities offerings, including comfort letters, consents and assistance with review of documents filed with the SEC, as well as for the audits of certain retirement plans and certain Company subsidiaries as required by statute or regulation.

(3)	Includes fees for tax compliance services, including preparation of original and amended federal and state income tax returns, and for tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the fiscal year ended June 30, 2019, all audit-related fees, tax fees, and all other fees set forth in the table above were approved by the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following information is furnished for the Company’s principal executive officer and for the two most highly-compensated executive officers (other than the principal executive officer) whose total compensation for the fiscal year ended June 30, 2019, exceeded $100,000. These individuals are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Joseph D. Roberto	2019	604,800	—	2,396,346	1,445,217	215,974	—	88,430	4,750,767
Chairman, President and Chief Executive Officer	2018	582,400	—	—	—	173,846	—	96,095	852,341

Scott D. Nogles	2019	313,675	—	1,409,604	850,127	85,821	—	58,815	2,718,042
Executive Vice President and Chief Operating Officer	2018	303,432	—	—	—	69,733	—	66,163	439,328

Michael P. Goldrick	2019	268,280	—	704,802	425,066	60,739	—	58,867	1,517,754
Executive Vice President and Chief Lending Officer	2018	260,910	—	—	—	27,230	—	67,189	355,329

(1)

Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($19.40 per share on November 14, 2018). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on November 14, 2019. As of June 30, 2019, Messrs. Roberto, Nogles and Goldrick had an outstanding stock award for 123,523 shares, 72,660 shares and 36,330 shares, respectively.

(2)

Reflects the aggregate grant date fair value for stock options computed in accordance with FASB ASC Topic 718, using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards vest in five approximately equal installments, with the first vesting occurring on October 24, 2019. As of June 30, 2019, Messrs. Roberto, Nogles and Goldrick had an outstanding option award for 308,807 shares, 181,651 shares and 90,826 shares, respectively. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value reflected in the table.

(3)	For 2019, details of the amounts reported in the “All Other Compensation” column are as follows:

Name	Automobile Allowance ($)	Personal Benefit Allotment ($)	Split Dollar ($)	ESOP ($)	Total ($)
Joseph D. Roberto	—	30,000	8,335	50,095	88,430
Scott D. Nogles	8,400	—	320	50,095	58,815
Michael P. Goldrick	8,400	—	372	50,095	58,867

Employment Agreements. Messrs. Roberto, Nogles and Goldrick (each an “executive” and, collectively, the “executives”) have each entered into employment agreements with the Company and PCSB Bank. The agreements have a term that ends on December 31, 2020, in the case of Mr. Roberto’s agreements, and December 31, 2019 in the case of Messrs. Nogles and Goldrick’s agreements. Each agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2018 unless either the employers or the applicable executive gives notice no later than 90 days before such anniversary date that an agreement will not be renewed.

Each agreement specifies the executive’s base salary, which currently is $604,800 for Mr. Roberto, $319,949 for Mr. Nogles and $273,646 for Mr. Goldrick. The base salary will be reviewed not less frequently than once every twelve months and may be increased in the board’s discretion. In addition to the base salary, the agreements provide that the executives shall be eligible to participate in short-term and long-term incentive compensation, determined and payable at the discretion of the Compensation Committee. The executives shall also be entitled to continue participation in any fringe benefit arrangements in which they were participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the executive’s duties. The agreements for Mr. Roberto provide that he will be entitled to a personal benefits allotment of $30,000 annually which will be used by him, in his sole discretion, towards a car allowance, country club membership, tax or financial advice or such other perquisites as he deems appropriate.

If the executive’s employment is terminated by PCSB Bank or the Company without cause, including a resignation for good reason (as defined in the agreement) during the term of the agreement, but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a payment equal to a multiple (i.e., three times for Mr. Roberto, two times for Mr. Nogles and one times for Mr. Goldrick) of the sum of: (i) his average base salary (or, in the case of Mr. Goldrick, his current base salary) plus (ii) his average annual incentive cash compensation awarded during the three (in the case of Mr. Roberto) and two (in the case of Messrs. Nogles and Goldrick) most recent fiscal years ending before the executive’s termination. The severance payment shall be paid to the executive within 30 days (or 60 days in certain circumstances) of the termination date, subject to the receipt of a signed release of claims from the executive within the time frame set forth in the agreement. In the case of Mr. Roberto, the payment shall also include a sum equal to three times his personal benefits allotment and a cash lump sum payment equal to the applicable co-payment percentage that PCSB Bank pays for his continuing life, medical and dental coverage, based on the costs of such coverage on the effective date of Mr. Roberto’s termination. Assuming Messrs. Nogles and Goldrick elect continued medical and dental coverage under COBRA, PCSB Bank and/or PCSB Financial will pay the applicable employer co-pay percentage for a period of 18 months, in the case of Mr. Nogles, and 12 months, in the case of Mr. Goldrick. Such coverage will be paid on a pre-tax basis, if providing such coverage did not result in excise taxes or penalties to PCSB Bank or PCSB Financial, otherwise such coverage would be provided on an after-tax basis. In addition, if Mr. Nogles elected continued COBRA coverage, PCSB Bank would also provide Mr. Nogles with a cash lump sum payment equal to the applicable employer co-pay percentage of such coverage for a period of an additional six months (based on the cost of such coverage at his termination date). PCSB Bank will also provide each executive with a cash lump sum payment equal to the cost of 24 months of life insurance premiums under the PCSB Bank-sponsored life insurance arrangements, in the case of Mr. Nogles, and 12 months, in the case of Mr. Goldrick (based on the cost of such coverage at the executive’s termination date). In addition, each executive would fully vest in any benefits under any nonqualified deferred compensation plans in which such executive is participating.

If the executive’s employment is terminated during the term of the agreement by PCSB Bank without cause, including a resignation for good reason (as defined in the agreements) within 24 months after a change in control (as also defined in the agreements), the executive would be entitled to a payment equal to a multiple (i.e., three times for Messrs. Roberto and Nogles and two times for Mr. Goldrick) of the sum of: (i) his current base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his highest annual incentive cash compensation awarded during the three (in the case of Messrs. Roberto and Nogles) and two (in the case of Mr. Goldrick) most recent fiscal years ending before the executive’s termination. The severance payment shall be paid to the executive within five business days of the termination date. In the case of Mr. Roberto, the payment shall also include a sum equal to three times his personal benefits allotment and a cash lump sum payment equal to the cost of providing continued life, medical and dental coverage for 36 months following termination, at no cost to the executive, based on the costs of such coverage on the effective date of Mr. Roberto’s date of termination. Assuming Messrs. Nogles and Goldrick elect continued medical and dental coverage under COBRA, the employers will pay the entire cost of such coverage for a period of 18 months. Such coverage will be paid on a pre-tax basis, if possible or if providing such pre-tax coverage does not result in excise taxes or penalties to PCSB Bank or PCSB Financial. Otherwise such coverage would be provided on an after-tax basis. In addition, if Messrs. Nogles and Goldrick elect continued COBRA coverage, the employers will also provide the executive with a cash lump sum payment equal to the cost of such coverage for a period of an additional 18 months, in the case of Mr. Nogles, and six months, in the case of Mr. Goldrick (based on the cost of such coverage at his termination date). The employers will also provide each executive with a cash lump sum payment equal to the premium cost for 36 months of life insurance coverage, in the case of Mr. Nogles, and 24 months, in the case of Mr. Goldrick (based on the cost of such coverage at the executive’s termination date). In addition, Messrs. Roberto and Nogles would fully vest in any benefits under any nonqualified deferred compensation plans in which such executive is participating.

For purposes of the executive’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a failure of the employers to continue the executive in the executive’s position or, in the case of Messrs. Roberto and Nogles, the issuance by the employers of a notice to the executive that the term of the employment agreement will not be extended; (ii) a material adverse change in the nature or scope of executive’s responsibilities, title, authorities, powers, functions or duties or the duties normally exercised by someone in his executive position, without his consent, (iii) an involuntary reduction in his base salary, except in connection with an across-the-board salary reduction affecting substantially all management employees and based on the employer’s financial performance, (iv) an involuntary relocation of executive’s principal place of employment by more than 35 miles driving distance from such office as determined at the date of the agreement, or (v) a material breach by the employers of the compensation provisions or any other provision of the agreement which continues for more than 10 days following notice given by the executive. If an event constituting “good reason” occurs, the executive is required to give the employers notice within 60 days and the employers will have 30 days to correct the good reason, however, the 30-day period may be waived by the employers.

If the payments to the executives under their employment agreements with the employers made in connection with a change in control would result in an excise tax under Sections 280G and 4999 of the Code, the severance amounts payable to Messrs. Nogles and Goldrick would be reduced to avoid an excess parachute payment. The employment agreements with Mr. Roberto are silent with respect to any reduction.

If the executive is terminated due to disability, the employment agreement terminates. For these purposes, disability is defined as any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and that renders the executive unable to engage in any substantial gainful activity. If the executive dies while employed, the employers will continue to provide his base salary to his designated beneficiary for three months following his death.

Upon retirement of an executive according to any retirement policy established by the employers’ boards and consented to by the executive, the executive will be entitled to benefits under any retirement plans to which he is a party but shall not be entitled to any amount or benefits under the employment agreement.

The employment agreements require the executives not to compete with PCSB Bank for a period of one year following a termination of employment for which the executive receives severance payments as the result of an involuntary termination or resignation for good reason (other than a termination of employment following a change in control). The employment agreements further require that the executives not solicit business, customers or employees of PCSB Bank or PCSB Financial for a 12-month period following termination (other than a termination of employment following a change in control) and require the executives to maintain confidential information.

The employment agreements with PCSB Financial specify that there will be no obligation of payment or benefits paid under both the PCSB Bank and PCSB Financial employment agreements. To the extent that a payment is made by or a benefit is received from PCSB Bank, the same payment or benefit will not be paid by or received from PCSB Financial.

Supplemental Executive Retirement Plan for Joseph D. Roberto. PCSB Bank has adopted a Supplemental Executive Retirement Plan for Mr. Roberto. Under the Supplemental Executive Retirement Plan, which is a nonqualified deferred compensation plan subject to Section 409A of the Code, Mr. Roberto will be entitled to a normal retirement benefit if he separates from service after his normal retirement age of 68. The normal retirement benefit payable at age 68 is calculated as an annuity of $223,642 per year, payable in monthly installments for his lifetime with 15 years certain. If he separates from service before his normal retirement age (other than for cause or due to his death), his benefit will be reduced by 12.5% per year, for each year before his normal retirement age in which his separation occurs. If he works beyond his normal retirement age, his normal retirement benefit will be increased by multiplying the number of years beyond his normal retirement age that he works by 3% (i.e., retirement occurring five years beyond normal retirement age would result in a benefit equal to 115% of the normal retirement benefit). If PCSB Bank undergoes a change in control (as defined in the Supplemental Executive Retirement Plan), his benefit becomes fully vested. Upon Mr. Roberto’s separation from service, he will be entitled to a benefit equal to the normal retirement benefit. If he becomes disabled before attainment of his normal retirement age, his disability benefit would be equal to the benefit payable at his normal retirement age, payable in the form of a life annuity. If he is terminated for cause (as defined in the plan), he forfeits his right to any benefit under the Supplemental Executive Retirement Plan. Mr. Roberto’s right to a benefit under the Supplemental Executive Retirement Plan is conditioned on his agreement that for a period of one year following his termination of employment, he agrees not to solicit employees or customers of PCSB Bank to terminate their relationship with PCSB Bank, and further agrees not to otherwise compete with PCSB Bank within a 15 mile radius of the location in which PCSB Bank or its affiliates has business operations or has filed an application for regulatory approval to establish an office as of the date of his termination, provided that the requirement not to compete will not apply if his termination occurs following a change in control.

Contemporaneously with the adoption of the Supplemental Executive Retirement Plan, PCSB Bank purchased bank-owned life insurance and entered into a Supplemental Life Insurance Agreement (described below) with Mr. Roberto which would pay a death benefit to his beneficiary if he dies while employed at PCSB Bank. If he dies before retirement, his beneficiaries will receive a benefit under the life insurance agreement in lieu of any benefit under the Supplemental Executive Retirement Plan.

In connection with the adoption of the Supplemental Executive Retirement Plan, Mr. Roberto entered into a participation agreement with PCSB Bank confirming his participation in the plan. The participation agreement permitted him to elect to receive his benefits under the plan in a lump sum payment rather than in a life annuity with 15 years certain. He has elected to receive a lump sum payment under each payment alternative set forth above.

Supplemental Life Insurance Agreement for Joseph D. Roberto. In conjunction with the adoption of the Supplemental Executive Retirement Plan for Mr. Roberto, PCSB Bank also entered into a Supplemental Life Insurance Agreement with Mr. Roberto. In connection with the adoption of the Supplemental Life Insurance Agreement, PCSB Bank acquired one or more life insurance policies on Mr. Roberto’s life. PCSB Bank is the owner of the policy or policies and has entered into an endorsement form with Mr. Roberto to endorse a portion of the death benefits to Mr. Roberto or his beneficiary (such arrangements are referred to as “split dollar agreements”). If Mr. Roberto dies before the payment of his retirement benefit commences under the Supplemental Executive Retirement Plan, his beneficiary would be entitled to a cash lump sum payment from the Supplemental Life Insurance Agreement, in lieu of any benefit under the Supplemental Executive Retirement Plan, equal to the lesser of (i) $2,517,841 or (ii) the net death proceeds available under the Supplemental Life Insurance Agreement. For these purposes, the “net death proceeds” are defined as the total death proceeds in the policy or policies on Mr. Roberto’s life, minus the greater of (i) the cash surrender value of the policy or (ii) the aggregate premiums paid by PCSB Bank on the policy or policies. If Mr. Roberto dies after his retirement benefits have commenced under the Supplemental Executive Retirement Plan, his beneficiary will be entitled to receive a benefit under the Supplemental Life Insurance Agreement equal to the lesser of (i) the present value of the remaining retirement benefits that would have been paid to him under the Supplemental Executive Retirement Plan had he lived for 15 years after retirement, using a 5% discount rate (or such other reasonable rate as the board determines) and (ii) the net death proceeds. Since Mr. Roberto has elected to receive his retirement benefit under the Supplemental Executive Retirement Plan in a lump sum payment following his separation from service, it is expected that no further benefit would be payable to him under this plan following his retirement.

Supplemental Retirement Plan for Senior Executives. PCSB Bank has adopted a Supplemental Retirement Plan for Senior Executives, effective January 1, 2017. Messrs. Nogles and Goldrick are the only participants in the Supplemental Retirement Plan for Senior Executives.

Under the Supplemental Retirement Plan for Senior Executives, which is a nonqualified deferred compensation plan subject to Section 409A of the Code, the participating executive will be entitled to a supplemental benefit, calculated as a fixed annual payment for 15 years, if he separates from service after reaching his benefit age (which is age 65 in the case of both Messrs. Nogles and Goldrick). The “supplemental benefit” for Messrs. Nogles and Goldrick is equal to an annual payment of $75,000 and $50,000, respectively. The normal form of benefit will be a single lump sum payment equal of the present value of the supplemental benefit unless the executive makes a timely election to be paid in 15 annual installments. If the executive has a separation from service before reaching his benefit age (other than due to death, disability, the occurrence of a change in control or for cause), the executive will be entitled to the supplemental benefit multiplied by his applicable vested percentage. The supplemental benefit will vest in each executive in equal percentages over a seven-year period.

If the executive dies before attaining his benefit age while employed at PCSB Bank, the executive’s beneficiary will be in entitled to the supplemental benefit and payment will commence on the first day of the second month following the executive’s death. If the executive dies following his separation from service and after becoming vested in any portion of the supplemental benefit but before commencement of benefit payments, the executive’s beneficiary will be entitled to the amount otherwise payable to the executive and payment will commence on the first day of the second month following the executive’s death.

If the executive becomes disabled before separation from service and before reaching the benefit age, the executive will receive the supplemental benefit as if the executive had reached his benefit age before disability. The payment will be made in a lump sum either within 30 days of the disability determination or at age 65, in accordance with the executive’s election set forth in his participation agreement.

If PCSB Bank has a change in control (as defined in the Supplemental Retirement Plan for Senior Executives) and the executive’s employment is involuntary terminated (including a good reason termination by the executive) following the change in control, the executive will be entitled to the supplemental benefit, calculated as if executive had attained his benefit age at the time of separation from service. If the executive’s employment is terminated within two years following the change in control, the executive’s benefit will be the present value of the supplemental benefit paid in a lump sum within 30 days following separation from service. If the executive’s employment terminates more than two years following the change in control (other than due to death or disability), the executive will be entitled to the supplemental benefit, payable in the manner set forth in the executive’s participation agreement for benefits payable on a “separation from service prior to benefit age” or “separation from service on or after benefit age”, as applicable. If a change in control occurs after the executive commences receiving the supplemental benefit paid in the form of installment payments and the executive has made an election in the participation agreement to receive a lump sum payment of the remaining amounts due following a change in control, the present value of the remaining payments will be determined and made payable no later than 30 days after the occurrence of the change in control.

If the executive is terminated for cause, he forfeits his rights to any benefit under the Supplemental Retirement Plan for Senior Executives. The benefits provided under the Supplemental Retirement Plan for Senior Executives are conditioned on the executive’s covenant that for a period of one year following the executive’s termination of employment (other than following a change in control), the executive will not compete with PCSB Bank in any city, town, or county in which the executive’s normal business office is located and PCSB Bank or the Company has an office or has filed an application for a regulatory approval to establish an office. In addition, the executive shall not hire or attempt to hire any employee of PCSB Bank or solicit any business from any customer of PCSB Bank or their subsidiaries.

Supplemental Life Insurance Plan. PCSB Bank maintains a Supplemental Life Insurance Plan for the benefit of certain executives, other than Mr. Roberto, who have been selected to participate in the plan. Messrs. Nogles and Goldrick are participants in the Supplemental Life Insurance Plan, which provides for a death benefit payment equal to the lesser of: (i) one and one-half times a participant’s highest rate of base salary, as in existence in the 2015 calendar year, or (ii) the executive’s net death proceeds if he dies while employed with PCSB Bank. For these purposes, the “net death proceeds” are defined as the total death proceeds in the officer’s policy minus the greater of the cash surrender value of the policy or the aggregate premiums paid by PCSB Bank on the policy. An officer’s participation in the Supplemental Life Insurance Plan will terminate: (i) if any regulatory agency requires PCSB Bank to sever its relationship with the executive; (ii) if PCSB Bank is subjected to regulatory restrictions limiting its ability to pay the compensation under the plan; (iii) in the event of insolvency, receivership or dissolution of PCSB Bank, (iv) upon termination of the executive’s employment, or (v) as otherwise may be determined by PCSB Bank’s Board of Directors in good faith.

Pension Plan. PCSB Bank maintains a Retirement Plan in RSI Retirement Trust, a qualified non-contributory defined benefit plan (the “pension plan”) for employees. PCSB Bank froze participation in the pension plan with respect to individuals hired after October 1, 2012 (i.e., a “soft freeze”). In connection with the soft freeze, employees of PCSB Bank before October 1, 2012, who completed one year of service, attained age 21, and were not in one of the excluded classifications were (and remain) eligible to accrue benefits under the pension plan. On February 15, 2017, PCSB Bank froze participation in the pension plan to all employees on May 1, 2017 (i.e., a “hard freeze”). After the hard freeze, no further benefits will accrue to the benefit of participants. Contributions to the Plan will continue to be made, if necessary, to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant will become 100% vested in his or her accrued benefit under the plan after five years of service with PCSB Bank.

Under the terms of the frozen plan, upon attainment of normal retirement age (age 65) or upon termination after early retirement age (age 60), a participant who is not married and has accrued benefits of more than $1,000 will receive a life annuity for the participant’s life, unless the participant elects another form of payment. If the participant is married and the present lump sum value of his accrued benefit exceeds $1,000, the normal form of payment will be a joint and survivor annuity, with a percentage of the participant’s benefit continuing to the participant’s spouse upon the participant’s death. If the participant’s vested account balance is $1,000 or less, the participant will receive a cash distribution as soon as practicable. A participant’s accrued benefit will become fully vested upon the participant’s death. If a participant dies while the participant is still employed by PCSB Bank or if the participant dies after he or she retires or terminates employment but before benefit payments start, the surviving spouse will be entitled to a life annuity based on the value of the participant’s vested accrued benefit.

The basic normal retirement benefit is calculated by multiplying the participant’s average of his highest three consecutive years of service by 2% for each year of credited service, up to a maximum of 30 years. A reduced benefit is payable upon early retirement at or after age 60. In the event of late retirement, the late retirement benefit will be the actuarial equivalent of the basic normal retirement benefit plus credit for accruals after attainment of normal retirement age.

401(k) Plan. PCSB Bank maintains a 401(k) Plan, which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 21 and completed one year of eligibility service except for union employees, leased employees, and employees compensated on an hourly or commission basis are eligible to participate in the plan. Employees may make elective salary deferrals in an amount no less than 1% of compensation and up to the lesser of 25% of compensation (as defined by the 401(k) Plan) or $18,000 (as indexed). Employees who have attained age 50 before the end of a plan year are also eligible to make catch-up contributions during the year in an amount not to exceed $6,000 (as indexed). All employee elective salary deferrals and catch-up contributions are fully and immediately vested.

In addition, until July 1, 2018, PCSB Bank made an employer matching contribution equal to 75% of up to 6% of a participant’s compensation that the participant defers to the plan. The employer matching contribution was discontinued effective July 1, 2018. In addition, employees who were hired on or after October 1, 2012, who were not eligible to participate in the pension plan due to its “soft freeze,” received an additional profit sharing contribution equal to 5% of their compensation. However, this additional profit sharing contribution was discontinued in 2017. Profit sharing contributions and employer matching contributions are subject to a six-year vesting schedule. Participants are entitled to benefit payments upon termination of employment due to normal retirement at or after age 65, early retirement at or after age 60, disability or death. Benefits will be distributed in the form of lump sum, which is the normal form of distribution, or installment payments at the election of the participant.

Employee Stock Ownership Plan. PCSB Bank adopted an employee stock ownership plan for eligible employees, effective as of January 1, 2017, in connection with the Company’s initial public offering. Eligible employees who had attained age 21 and had completed one year of eligibility service on or before April 20, 2017, the closing date of the initial public offering, began to participate in the employee stock ownership plan, retroactively, as of January 1, 2017, the plan’s effective date. All employees, except for union employees, leased employees and employees compensated on an hourly basis or commission basis, are eligible to participate. Employees who did not satisfy the eligibility requirements on April 20, 2017 will become eligible to enter the plan on the first entry date commencing on or after both attainment of age 21 and completion of one year of service.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 1,453,209 shares of the Company’s common stock issued in the initial offering with the proceeds of a loan from the Company equal to the aggregate purchase price of the common stock. The loan will be repaid principally through PCSB Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. Currently, the interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on April 20, 2017. The interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account and will release the shares from the suspense account as the employee stock ownership plan repays the loan. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. Participants will become 100% vested in their benefit after six years of credited service. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan after severance from employment.

Outstanding Equity Awards at June 30, 2019

The following table provides information regarding equity awards outstanding as of June 30, 2019 to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (1)	Market Value of Shares of Restricted Stock That Have Not Vested (2)
Joseph D. Roberto	—	308,807	$19.40	11/14/28	123,523	$2,501,341
Scott D. Nogles	—	181,651	19.40	11/14/28	72,660	1,471,365
Michael P. Goldrick	—	90,826	19.40	11/14/28	36,330	735,683

(1)	Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on November 14, 2019.
(2)	Based upon the Company’s closing stock price of $20.25 per share on June 28, 2019 (last trading day of the quarter).

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received from and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended June 30, 2019.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from extending credit to their executive officers and directors, but it contains a specific exemption from the prohibition for extensions of credit made by federally insured financial institutions, such as PCSB Bank, to their executive officers and directors in compliance with federal banking regulations. However, it is the policy of PCSB Bank not to extend credit to its directors and executive officers and their related interests.

Other Transactions. Mr. Lusardi is a partner in the law firm of Daniels, Porco and Lusardi LLP, which received legal fees from the Company and PCSB Bank aggregating approximately $54,000 for the fiscal year ended June 30, 2019.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

We must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than May 13, 2020. If next year’s annual meeting is held on a date that is more than 30 calendar days from October 23, 2020, a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Our Bylaws provide that, for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nomination and/or proposals to the Corporate Secretary not less than 90 days nor more than 120 days before the date of the annual meeting. However, if less than 90 days’ notice or prior public disclosure of the annual meeting is given to stockholders and the date of the annual meeting is advanced more than 30 days before or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the annual meeting date was made. A copy of the Bylaws may be obtained by contacting the Company’s Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

All communications from stockholders to the Board of Directors and/or individual directors should be addressed to PCSB Financial Corporation, Attention: Corporate Secretary, 2651 Strang Blvd., Suite 100, Yorktown Heights, NY 10598. Communications regarding financial or accounting policies may be made in writing to the Chairperson of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chairperson of the Nominating and Corporate Governance Committee at the same address.

MISCELLANEOUS

We will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our beneficial owners. Additionally, our directors, officers and other employees may solicit proxies personally or by telephone, without receiving additional compensation for these activities.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 accompanies this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, or by voting by Internet or by telephone.

By Order of the Board of Directors,

Clifford S. Weber

Corporate Secretary

Yorktown Heights, New York

September 10, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

PCSB FINANCIAL CORPORATION

October 23, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT on October 22, 2019. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and proxy card are available at http://astproxyportal.com/ast/21339
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

⬛ 20430000000000000000 8	102319

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the appointment of Crowe LLP to serve as the independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph D. Roberto O William V. Cuddy, Jr. O Kevin B. Dwyer O Willard I. Hill, Jr.
	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to which you wish to withhold your vote, as shown here:  🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

		☐		∎

	PCSB FINANCIAL CORPORATION

	Revocable Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders October 23, 2019

The undersigned hereby appoints Richard F. Weiss, Karl A. Thimm, Michael T. Weber, Marsha Gordon, Jeffrey D. Kellogg, Robert C. Lusardi and Matthew G. McCrosson, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in PCSB Financial Corporation as indicated on the proposals referred to on the reverse side hereof at the Annual Meeting of Stockholders to be held on October 23, 2019 at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

	(Continued and to be signed on the reverse side)

∎	1.1		14475	∎

ANNUAL MEETING OF STOCKHOLDERS OF

PCSB FINANCIAL CORPORATION

October 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and proxy card are available at http://astproxyportal.com/ast/21339

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

∎	20430000000000000000 8	102319
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the appointment of Crowe LLP to serve as the independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph D. Roberto O William V. Cuddy, Jr. O Kevin B. Dwyer O Willard I. Hill, Jr.
	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to which you wish to withhold your vote, as shown here:  🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

		☐		∎

	PCSB FINANCIAL CORPORATION

	Revocable Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders October 23, 2019

The undersigned hereby appoints Richard F. Weiss, Karl A. Thimm, Michael T. Weber, Marsha Gordon, Jeffrey D. Kellogg, Robert C. Lusardi and Matthew G. McCrosson, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in PCSB Financial Corporation as indicated on the proposals referred to on the reverse side hereof at the Annual Meeting of Stockholders to be held on October 23, 2019 at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

	(Continued and to be signed on the reverse side)

∎	1.1		14475	∎

PCSB FINANCIAL CORPORATION

CONFIDENTIAL 401(k) PLAN VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEE OF THE

PCSB BANK 401(k) SAVINGS PLAN FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2019

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of PCSB Financial Corporation (the “Company”), you are receiving the attached 401(k) Plan Vote Authorization Form to convey to Pentegra Trust Company (the “401(k) Plan Trustee”) your voting instructions with respect to shares of the Company’s common stock allocated to your account in the PCSB Bank 401(k) Savings Plan (the “401(k) Plan”) on the proposals to be presented at the Company’s Annual Meeting of Stockholders to be held on at the Company’s headquarters at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., Eastern Daylight Time (“EDT”).

The 401(k) Plan allows participants to direct the 401(k) Plan Trustee how to vote the shares of Company common stock allocated to the participant’s 401(k) Plan account. As a participant in the 401(k) Plan with an investment in the PCSB Financial Stock Fund as of August 23, 2019, the record date for the Annual Meeting, you are entitled to instruct the 401(k) Plan Trustee how to vote the shares of Company common stock allocated to your account at the Annual Meeting by completing and returning the 401(k) Plan Vote Authorization Form.

The 401(k) Plan Trustee has appointed American Stock Transfer & Trust Company, LLC (“AST”) as its agent to receive the 401(k) Vote Authorization Forms and to tabulate the results. To direct the voting of the shares of Company common stock allocated to your account, you must either complete, sign and date the 401(k) Plan Vote Authorization Form and return it in the accompanying postage-paid envelope to AST or you may provide your voting instructions via the Internet or by telephone, as described on the enclosed 401(k) Vote Authorization Form. In any event, your voting instructions must be received no later than 11:59 p.m., EDT, on Wednesday, October 16, 2019.

The 401(k) Plan Trustee will vote the shares of Company common stock held in the 401(k) Plan in accordance with the timely received and completed voting instructions received from participants, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

IF YOU VOTE BY RETURNING THE 401(k) PLAN VOTE AUTHORIZATION FORM, IT MUST BE RECEIVED BY AST NO LATER THAN 11:59 P.M., EDT, ON WEDNESDAY, OCTOBER 16, 2019, SEVEN (7) DAYS BEFORE THE ANNUAL MEETING DATE. YOUR INDIVIDUAL VOTE WILL NOT BE REVEALED TO THE COMPANY.

Your confidential vote and the votes of other participants will be tallied by AST and the results provided to the 401(k) Plan Trustee who will:

1.	Vote the shares of Company common stock for which voting instructions are timely received in accordance with such instructions; and

2.

Vote the shares of Company common stock as to which no timely instructions have been received, in the same proportion as the shares for which the Trustee has received timely voting instructions, subject to its fiduciary duties under ERISA. If you do not direct the 401(k) Plan Trustee how to vote the shares of Company common stock allocated to your account, the 401(k) Plan Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

ANNUAL MEETING OF STOCKHOLDERS OF

PCSB FINANCIAL CORPORATION

October 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and 401(k) Vote Authorization Form

are available at http://astproxyportal.com/ast/21339

Please sign, date and mail

your 401(k) Vote Authorization Form in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

∎	20430000000000000000 8	102319
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the appointment of Crowe LLP to serve as the independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph D. Roberto O William V. Cuddy, Jr. O Kevin B. Dwyer O Willard I. Hill, Jr.
FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to which you wish to withhold your vote, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.			☐

Signature of Participant	Date:

∎	Note:	Please sign exactly as your name or names appear on this 401(K) Vote Authorized Form.	∎

☐

PCSB FINANCIAL CORPORATION

401(k) VOTE AUTHORIZATION FORM Solicited on Behalf of the 401(k) Trustee for the Annual Meeting of Stockholders October 23, 2019, 11:00 a.m., Eastern Daylight Time (EDT)

The undersigned hereby directs the Trustee of the PCSB Bank 401(k) Savings Plan (the “401(k) Plan”) to vote the shares of common stock of PCSB Financial Corporation (the “Company”) allocated to the undersigned’s account for which the undersigned is entitled to direct the 401(k) Plan Trustee to vote at the Annual Meeting of Stockholders to be held at the Company’s headquarters at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., EDT, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

If this form is not returned in a timely manner the shares allocated to the participant’s 401(k) Plan account will be voted in the same proportion as shares for which the 401(k) Plan Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, this form will be voted by the 401(k) Plan Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

IF NO INSTRUCTION IS SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS 401(k) VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE PROVIDE YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, FOLLOWING THE INSTRUCTIONS IN YOUR 401(k) VOTE AUTHORIZATION FORM.

(Continued and to be signed on the reverse side)

1.1		14475

PCSB FINANCIAL CORPORATION

CONFIDENTIAL ESOP VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEE OF THE

PCSB BANK EMPLOYEE STOCK OWNERSHIP PLAN FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2019

Dear ESOP Participant:

On behalf of the Board of Directors of PCSB Financial Corporation (the “Company”), you are receiving the attached Vote Authorization Form to convey to Pentegra Trust Company (the “ESOP Trustee”) your voting instructions on the proposals to be presented at the Company’s Annual Meeting of Stockholders to be held at the Company’s headquarters at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., Eastern Daylight Time (“EDT”).

The PCSB Bank Employee Stock Ownership Plan (the “ESOP”) allows participants to direct the ESOP Trustee how to vote the shares of Company common stock that have been allocated to the participants’ ESOP accounts. You are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account as of August 23, 2019, the record date for stockholders entitled to vote at the Annual Meeting, by completing and returning the ESOP Vote Authorization Form.

The ESOP Trustee has appointed American Stock Transfer & Trust Company, LLC (“AST”) as its agent to receive the ESOP Vote Authorization Forms and to tabulate the results. To direct the voting of the shares of Company common stock allocated to your account, you must either complete, sign and date the ESOP Authorization Form and return it in the accompanying postage-paid envelope to AST or you may provide your voting instructions via the Internet or by telephone, as described on the enclosed ESOP Vote Authorization Form. In any event, your voting instructions must be received no later than 11:59 p.m., EDT, on Wednesday, October 16, 2019.

The ESOP Trustee will vote the shares of Company common stock allocated to participants’ accounts in accordance with the timely received and completed voting instructions, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

IF YOU VOTE BY RETURNING THE ESOP VOTE AUTHORIZATION FORM, IT MUST BE RECEIVED BY AST NO LATER THAN 11:59 P.M., EDT, ON WEDNESDAY, OCTOBER 16, 2019, SEVEN (7) DAYS BEFORE THE ANNUAL MEETING DATE. YOUR INDIVIDUAL VOTE WILL NOT BE REVEALED TO THE COMPANY.

Your confidential vote and the votes of other participants will be tallied by AST and the results provided to the ESOP Trustee who will:

1.	Vote the shares of Company common stock for which voting instructions are timely received in accordance with such instructions; and

2.

Vote the remaining allocated shares of Company common stock for which no timely instructions have been received and all unallocated shares in the same proportion as the allocated shares for which participants have issued voting instructions, subject to its fiduciary duties under ERISA. If you do not direct the ESOP Trustee how to vote the shares of Company common stock allocated to your account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

ANNUAL MEETING OF STOCKHOLDERS OF

PCSB FINANCIAL CORPORATION

October 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and ESOP Vote Authorization Form

are available at http://astproxyportal.com/ast/21339

Please sign, date and mail

your ESOP Vote Authorization Form in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

∎	20430000000000000000 8	102319
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the appointment of Crowe LLP to serve as the independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph D. Roberto O William V. Cuddy, Jr. O Kevin B. Dwyer O Willard I. Hill, Jr.
FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to which you wish to withhold your vote, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above.			☐

Signature of Participant	Date:

∎	Note:	Please sign exactly as your name or names appear on this ESOP Vote Authorization Form.	∎

☐

PCSB FINANCIAL CORPORATION

ESOP VOTE AUTHORIZATION FORM Solicited on Behalf of the ESOP Trustee for the Annual Meeting of Stockholders October 23, 2019, 11:00 a.m., Eastern Daylight Time (EDT)

The undersigned hereby directs the Trustee of the PCSB Bank Employee Stock Ownership Plan (the “ESOP”) to vote the shares of common stock of PCSB Financial Corporation (the “Company”) allocated to the undersigned’s account for which the undersigned is entitled to direct the ESOP Trustee to vote at the Annual Meeting of Stockholders to be held at the Company’s headquarters at 2651 Strang Blvd., Suite 100, Yorktown Heights, New York on Wednesday, October 23, 2019 at 11:00 a.m., EDT, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

If this form is not returned in a timely manner the shares allocated to the participant’s ESOP account will be voted in the same proportion as shares for which the ESOP Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, this form will be voted by the ESOP Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

IF NO INSTRUCTION IS SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS ESOP VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE PROVIDE YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, FOLLOWING THE INSTRUCTIONS IN YOUR ESOP VOTE AUTHORIZATION FORM.

(Continued and to be signed on the reverse side.)

1.1		14475